United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 1, 2015

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2015, the Registrant’s Board of Directors was enlarged to three persons and Thomas M. Dean was appointed a director by the Board of Directors of the Registrant to fill the resulting vacancy.  Mr. Dean will serve on the Board of Directors until the next annual meeting of shareholders and until his successor is duly elected, subject to earlier resignation or removal.

Any compensation for members of the Registrant’s Board of Directors has yet to be determined.

Mr. Dean was a founding member and has been President of Murdock Capital Partners Corp. since 1998. Murdock Capital Partners Corp. is a New York private merchant banking firm providing corporate finance and financial advisory services. It advises its corporate clients on all aspects of investment banking, including mergers and acquisitions, public and private financing, management buy-outs and corporate divestitures.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	July 6, 2015	By:	/s/John Bluher
John Bluher
CEO

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